UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 21, 2021

NextPlay Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38402 (Commission File Number)	26-3509845 (IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	NXTP	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Streeterville July 2021 Exchange Agreement

As previously reported in the Current Report on Form 8-K filed by NextPlay Technologies, Inc., formerly Monaker Group, Inc. (the “Company”, “we”, and “us”) with the Securities and Exchange Commission (the “SEC” or the “Commission”) on November 27, 2020, the Company sold Streeterville Capital, LLC (“Streeterville”), an accredited investor, a Secured Promissory Note in the original principal amount of $5,520,000 on November 23, 2020 (the “November 2020 Streeterville Note”). Streeterville paid consideration of (a) $3,500,000 in cash; and (b) issued the Company a promissory note in the amount of $1,500,000 (the “November 2020 Investor Note”), in consideration for the November 2020 Streeterville Note (which November 2020 Investor Note was funded on January 6, 2021), which included an original issue discount (“OID”) of $500,000 and reimbursement of Streeterville’s transaction expenses of $20,000.

The November 2020 Streeterville Note bears interest at a rate of 10% per annum and matures 12 months after its issuance date (i.e., on November 23, 2021). From time to time, beginning six months after issuance, Streeterville may redeem a portion of the November 2020 Streeterville Note, not to exceed an amount of $875,000 per month if the Investor Note has not been funded by Streeterville, and $1.25 million in the event the Investor Note has been funded in full (which as discussed above, it has). In the event we don’t pay the amount of any requested redemption within three trading days, an amount equal to 25% of such redemption amount is added to the outstanding balance of the November 2020 Streeterville Note.

On July 21, 2021, and effective on July 15, 2021, the Company entered into an Exchange Agreement with Streeterville (the “Streeterville Exchange Agreement”), pursuant to which Streeterville exchanged $400,000 under the November 2020 Streeterville Note (which amount was partitioned into a separate promissory note) for 200,000 shares of the Company’s common stock (the “Exchange Shares”).

The description of the Exchange Amendment above is qualified in its entirety by the full text of the Exchange Amendment, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference. The November 2020 Streeterville Note is described in greater detail in the November 27, 2020, Current Report on Form 8-K.

IFEB Bank Exchange Agreement and Related Transactions

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Commission on April 7, 2021, on April 1, 2021, we entered into a Bill of Sale for Common Stock, effective March 22, 2021 (the “Bill of Sale”), with certain third parties (the “Initial Sellers”) pursuant to which the Company agreed to purchase 2,191,489 shares (the “Initial IFEB Shares”) of authorized and outstanding Class A Common Stock (the “Class A Stock”) of International Financial Enterprise Bank, Inc., a Puerto Rico corporation licensed as an Act 273-2012 international financial entity headquartered in San Juan Puerto Rico (“IFEB”), which Initial IFEB Shares total approximately 57.06% of the outstanding Class A Stock of IFEB. The purchase price of the Initial IFEB Shares was $6,400,000, which amount was paid to the Initial Sellers on April 1, 2021.

IFEB was incorporated in 2017 as a corporation under the laws of the Commonwealth of Puerto Rico and received its international financial entity license on June 18, 2017 from the Office of the Commissioner of Financial Institutions of Puerto Rico, in Spanish, “Oficina del Comisionado de Instituciones Financieras” or (“OCIF”), as amended, as license #51. As a result, IFEB is regulated by OCIF.

Notwithstanding the terms of the Bill of the Sale, and the payment by the Company of the aggregate purchase price pursuant thereto, the transfer of the Initial IFEB Shares to the Company and the Company’s acquisition of control of IFEB was subject to review of the Company’s financial viability, as well as other matters, by OCIF, which approval of OCIF was received in June 2021, but which acquisition did not close until July 21, 2021, as discussed below in Item 2.01 hereof.

Separately, on July 21, 2021, the Company entered into, and closed the transactions contemplated by, a Share Exchange Agreement with various other holders of shares of Class A Common Stock of IFEB (the “Additional Sellers” and the “IFEB Exchange Agreement”). Pursuant to the IFEB Exchange Agreement, the Additional Sellers exchanged an aggregate of 1,649,614 of the outstanding Class A Stock of IFEB, representing 42.94% of such outstanding Class A Stock of IFEB in consideration for an aggregate of 1,926,750 shares of the Company’s restricted common stock (the “IFEB Common Shares”), with each one share of Class A Stock of IFEB being exchanged for 1.168 shares of restricted common stock of the Company, based on an agreed upon value of $2.50 per share for each share of Company common stock and $2.92 per share for each share of Class A Stock of IFEB.

The IFEB Exchange Agreement contained customary representations and warranties of the Additional Sellers and the Company.

The IFEB Exchange Agreement also requires that:

(a)	three legacy board members of IFEB remain on the Board of Directors of IFEB for a period of one year after the closing date of the IFEB Exchange Agreement, subject to rights of removal if such continued appointment/service as board members would violate the fiduciary duties of any other board members;

(b)	certain outstanding loans held by one of the legacy board members be extended, and be subject to a further extension;

(c)	that Ms. Nithinan Boonyawattanapisut, Mr. J. Todd Bonner, Mr. Donald P. Monaco and Mr. William Kerby (each members of the Board of Directors of the Company) and Mr. Jan Reinhart, the founder of Reinhart Interactive TV AG, a company organized in Switzerland, of which the Company owns a 51% interest, will be appointed as members of the Board of Directors of IFEB;

(d)	that Ronald Poe will be appointed as Vice President of Longroot, Inc., the Company’s wholly-owned subsidiary, and be provided a salary of $120,000 per year, pursuant to an employment agreement; and

(e)	that Robert Fiallo, will be hired by an affiliate of the Company pursuant to an employment agreement, and be paid a base salary of $300,000 per year, plus a bonus of 3% of the profits from projects he works with or assists in developing.

The transactions contemplated by the IFEB Exchange Agreement closed on July 21, 2021.

As previously reported in the Current Report on Form 8-K which the Company filed with the Commission on May 11, 2021, on May 6, 2021, in anticipation of the acquisition of the Initial IFEB Shares, and control of IFEB, the Company and IFEB entered into a Preferred Stock Exchange Agreement, which was amended by a First Amendment to Preferred Stock Exchange Agreement entered into May 10, 2021 and effective May 6, 2021 (as amended by the first amendment, the “Preferred Exchange Agreement”), pursuant to which the Company agreed to exchange 1,950,000 shares of the Company’s restricted common stock (the “Monaker Shares”) for 5,850 shares of cumulative, non-compounding, non-voting, non-convertible, perpetual Series A preferred shares of IFEB (the “IFEB Preferred Shares”). The closing of the transactions contemplated by such Preferred Exchange Agreement remain subject to various closing conditions, including, but not limited to the filing of a formal designation of the Series A preferred stock by IFEB with the Secretary of State of Puerto Rico. As such, the transactions contemplated by the Preferred Exchange Agreement may not close on a timely basis, if at all. The Preferred Exchange Agreement can be terminated by either party with written notice to the other at any time, provided that such agreement has not yet been terminated by the parties. It is currently anticipated that the Company and IFEB will move forward with the transactions contemplated by the IFEB Exchange Agreement, subject to approval from OCIF.

Item 2.01. Completion of Acquisition or Disposition of Assets.

        As described in greater detail above in Item 1.01, which information is incorporated by reference into this Item 2.01, on April 7, 2021, we entered into the Bill of Sale with the Initial IFEB Sellers and on July 21, 2021, we entered into and closed the IFEB Exchange Agreement with the Additional Sellers, each of which closed on July 21, 2021, at which time, as a result of the closing of both transactions, we acquired control of 100% of IFEB.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03, the disclosures in Item 1.01 hereof relating to the modification of the November 2020 Streeterville Note are incorporated by reference in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On July 15, 2021, the Company entered into a letter agreement with The Benchmark Company, LLC (“Benchmark”) whereby Benchmark agreed to serve as the Company’s exclusive financial advisor to provide capital markets advisory services and guidance for a term of 12 months, unless earlier terminated due to breach or cause. Pursuant to the terms of the letter agreement, the Company agreed to pay Benchmark an advisory fee of 75,000 shares of restricted common stock in consideration for the services agreed to be rendered by Benchmark (the “Benchmark Shares”).

We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) for the offer, sale and issuance of the IFEB Common Shares and the Benchmark Shares, and plan to claim a similar exemption for the issuance of the 6,100,000 shares of Series D Preferred Stock. The transactions did not/will not involve a public offering, the recipients were/will be “accredited investors”, and acquired/will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities are/will be subject to transfer restrictions, and the certificates evidencing the securities contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

If converted in full pursuant to their terms, the maximum number of shares of common stock issuable upon conversion of the Series D Preferred Stock, once issued, will be 2,684,000 shares of common stock of the Company.

The disclosure of the Streeterville Exchange Agreement and the issuance of the Exchange Shares discussed in Item 1.01 above is incorporated by reference into this Item 3.02. We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act for such exchange and such issuance of 200,000 shares to Streeterville, as the partitioned note was exchanged by us with our existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in greater detail in the Current Report on Form 8-K filed by the Company with the Commission on July 7, 2021, on June 30, 2021, the Company entered into a Securities Purchase Agreement (the “Go Game SPA”) with David Ng, an individual (the “Go Game Seller”). Pursuant to the Go Game SPA, the Company agreed to acquire a 37% interest in the capital stock of Go Game Pte Ltd, a Singapore private limited company (“Go Game”), a mobile game publisher and technology company, representing an aggregate of 686,868 shares of Go Game’s Class B Preferred shares (the “Initial Go Game Shares”). The Go Game SPA also included an option whereby the Company can acquire additional shares of Go Game.

The aggregate consideration to be paid for the Initial Go Game Shares is:

(1)	6,100,000 shares of a designated series of preferred stock (Series D Convertible Preferred Stock)(representing $6.1 million of value, based on an aggregate liquidation preference of $6.1 million); and

(2)	$5 million in cash, with $1.25 million paid on June 30, 2021; $1.25 million payable on or before July 31, 2021; and $2.5 million payable on or before September 30, 2021.

On July 21, 2021, the Company designated the Series D Convertible Preferred Stock (“Series D Preferred Stock”) required pursuant to the terms of the Go Game SPA, by filing a Certificate of Designation of such Series D Preferred Stock with the Secretary of State of Nevada (the “Series D Designation”). The Series D Designation is described in greater detail below.

Series D Convertible Preferred Stock

The Series D Designation, which was approved by the Board of Directors of the Company on July 15, 2021, designated 6,100,000 shares of Series D Preferred Stock, $0.00001 par value per share. The Series D Preferred Stock has the following rights:

Dividend Rights. The Series D Preferred Stock does not accrue dividends.

Liquidation Preference. The Series D Designation provides that the Series D Preferred Stock has a liquidation preference which is (a) pari passu with respect to the Company’s common stock; and (b) junior to all current and future senior indebtedness and securities of the Company. If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will prior to or concurrently with the closing, effectuation or occurrence of any such action, pay the holders of the Series D Preferred Stock, pari passu with the holders of the common stock, an amount equal to the Liquidation Preference per share of Series D Preferred Stock. The “Liquidation Preference” per share of the Series D Preferred Stock is equal to $1.00 per share, or $6,100,000 in aggregate.

Conversion Rights. Each share of Series D Preferred Stock is automatically convertible on the fifth business day after the date that the shareholders of the Company, as required pursuant to applicable rules and regulations of NASDAQ, has approved the issuance of the shares of common stock upon conversion of the Series D Preferred Stock, and such other matters as may be required by NASDAQ or SEC rules and requirements to allow the conversion of the Series D Preferred Stock, into that number of shares of common stock as equal the Conversion Rate multiplied by the then outstanding shares of Series D Preferred Stock. For the purposes of the following sentence: “Conversion Rate” equals 0.44 shares of Company common stock for each share of Series D Preferred Stock converted, which equals (i) the Liquidation Preference ($1.00 per share of Series D Preferred Stock), divided by (ii) $2.28, the average of the closing sales prices for the Company’s common stock on the Nasdaq Capital Market for the 30 days prior to July 15, 2021, rounded to the nearest hundredths place, subject to equitable adjustment for stock splits and combinations.

Voting Rights. The Series D Preferred Stock have no voting rights on general matters to come before the shareholders of the Company; however, the Company is prohibited from undertaking any of the following actions without the approval of a majority in interest of such shares:

(a)       Increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series D Preferred Stock;

(b)       Re-issuing any shares of Series D Preferred Stock converted pursuant to the terms of the Series D Designation;

(c)       Effecting an exchange, reclassification, or cancellation of all or a part of the Series D Preferred Stock;

(d)       Effecting an exchange, or creating a right of exchange, of all or part of the shares of another class of shares into shares of Series D Preferred Stock;

(e)       Issuing any shares of Series D Preferred Stock other than pursuant to the Go Game SPA;

(f)       Altering or changing the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely the shares of such series; or

(g)       Amending or waiving any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series D Preferred Stock so as to affect adversely the shares of Series D Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights. The Series D Preferred Stock does not have any redemption rights.

* * * * *

The foregoing description of the Series D Designation does not purport to be complete and is qualified in its entirety by reference to the Series D Designation, a copy of which is incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

The 6,100,000 shares of Series D Preferred Stock have not been issued to the Go Game Seller as of the date of this filing.

Item 8.01. Other Events.

On July 27, 2021, the Company issued a press release announcing the acquisition of IFEB. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Forward- Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act, as amended. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond our control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed with the SEC on May 29, 2020 and our Quarterly Report on Form 10-Q filed with the SEC on July 14, 2021 and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(a)        Financial Statements of Businesses Acquired

The financial statements of IFEB, to the extent required to be disclosed pursuant to this Item 9.01, will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)        Pro Forma Financial Information

Pro forma financial information relative to acquisition of IFEB, to the extent required to be disclosed pursuant to this Item 9.01, will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Description
3.1*	Certificate of Designation of NextPlay Technologies, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series D Convertible Preferred Stock as filed with the Secretary of State of Nevada on July 21, 2021
10.1*	Exchange Agreement between Streeterville Capital, LLC and NextPlay Technologies, Inc. dated July 15, 2021, and effective July 21, 2021
10.2*#	Share Exchange Agreement effective July 21, 2021, by and between NextPlay Technologies, Inc., formerly Monaker Group, Inc., and each of the sellers party thereto
99.1*	Press Release dated July 27, 2021

 * Filed herewith.

#  Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that NextPlay Technologies, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAY TECHNOLOGIES, INC.

Date: July 27, 2021	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Co-Chief Executive Officer